Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports First Quarter 2020 Results

MIAMI—April 30, 2020 -- World Fuel Services Corporation (NYSE: INT)
First-Quarter 2020 Highlights

•	Total gross profit of $258.7 million, up 3% year-over-year

•	GAAP net income of $41.4 million, or $0.63 per diluted share

•	Adjusted net income of $43.6 million, or $0.67 per diluted share

•	Adjusted EBITDA of $95.4 million

“Our company entered the year in a position of strength, from both a liquidity and operational perspective, which coupled with our past experience and the diversity of our business and people, will be invaluable as we navigate through the current crisis,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We are confident in our ability to continue to be a reliable counterparty to our customers and suppliers through these unpredictable times and our worldwide team of professionals are committed to continuing to safely meet the energy needs of the global marketplace.”

For the first quarter, our aviation segment generated gross profit of $93.2 million, a decrease of 19% year-over-year, primarily driven by a reduction in commercial airline activity in the latter part of the quarter related to the coronavirus pandemic, as well as a decline in government-related activity. Our marine segment generated gross profit of $59.3 million, an increase of 68% year-over-year, primarily related to stronger performance resulting from heightened market volatility and higher prices related to the impact of the implementation of low sulfur regulations at the beginning of 2020. Our land segment generated gross profit of $106.3 million, an increase of 5% year-over-year, driven principally by increased profitability in the United Kingdom, as well as further growth in our World Kinect energy services platform.

“We posted solid results in the first quarter of the year despite the impact of the pandemic in the latter part of the quarter,” said Ira M. Birns, executive vice president and chief financial officer. “We are laser-focused on further reducing expenses and prudently managing cash, while carefully navigating through what has certainly become a highly complex operating environment. In addition, we have continued to do all that we can to support our customers, suppliers, employees and their families during these difficult times.”

COVID-19 Update

Beginning in the first quarter of 2020, the aviation, marine and land transportation industries, along with global economic conditions generally, have been significantly impacted by the coronavirus pandemic. A large number of our customers in these industries have experienced substantial reductions in their operations, especially commercial airlines and cruise lines, which have been particularly impacted by the travel restrictions and stay-at-home orders. Customers in our marine and land segments have also been adversely affected by these restrictions, as well as the extended shutdown of various businesses in affected regions.

While the COVID-19 pandemic and associated impacts on economic activity had a limited adverse effect on our results of operations and financial condition for the first quarter of 2020, we have since seen a sharp decline in demand and related sales as large sectors of the global economy have been adversely impacted by the crisis. We expect that our results of operations will be more significantly impacted in the second quarter of 2020 as a result of the pandemic since the level of activity in our business, and that of our customers, has historically been driven by the level of economic activity globally.

In light of the unprecedented effects of the COVID-19 pandemic on the global economy as well as us and our customers and other stakeholders, we have taken the following actions:

•	Ensured the safety of our employees by implementing our business continuity and emergency response plans in alignment with mandates from local authorities;

•	Immediately instituted a hiring freeze and implemented travel restrictions for our employees across the organization;

•
Maximized remote work throughout our global offices, with our employees collaborating virtually with our customers, suppliers and each other using the information sharing tools and technology that we have invested in throughout the last several years;

•	Postponed or eliminated all non-essential capital expenditures and other projects and initiatives;

•	Significantly reduced or deferred professional fees, marketing expenses and other similar costs; and

•	Focused on further streamlining our operations and sharpening our deployment of resources throughout our businesses.

Finally, while the ultimate duration and impact of the pandemic on our business and our customers' operations is presently unclear, we will continue to seek additional opportunities to further enhance our operating efficiencies and reduce costs throughout the current crisis and eventual recovery.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition-related charges, restructuring costs, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results. These changes were made to facilitate the evaluation of our current operating performance and comparisons to our past operating performance.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our strength, from both a liquidity and operational perspective, and its ability to support our business and enable our efforts to navigate through the COVID-19 crisis, our abilities as a reliable counterparty through these unpredictable times, our focus on reducing our expenses, prudently managing cash and carefully navigating through a highly complex operating environment, as well as our expectations about the impact of the coronavirus pandemic on us, our results of operations and the ultimate benefit of the actions we have taken in response to the pandemic. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to the duration, spread, severity and scope of related government orders and restrictions, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as NATO, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, particularly in light of the impact of the pandemic on the financial markets, adverse conditions in the industries in which our customers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, our ability to capitalize on new market opportunities, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: disruptions resulting from office and facility closures, reductions in operating hours, and changes in operating procedures, including additional cleaning and disinfecting procedures, possible infections or quarantining of our employees which could impact our ability to service our customers or operate our business, notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the sharp decline in fuel prices and their inability to benefit from the reduced cost of fuel due to substantial reductions in their operations, heightened risk of cybersecurity issues, as digital technologies may become more vulnerable and experience a higher rate of cyber attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, asset impairments, including an impairment of the carrying value of our goodwill, along with other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	March 31,	December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$537.0	$186.1
Accounts receivable, net	1,985.1	2,891.9
Inventories	332.8	593.3
Prepaid expenses	59.3	80.6
Short-term derivative assets, net	278.5	59.5
Other current assets	341.0	358.8
Total current assets	3,533.8	4,170.1
Property and equipment, net	360.0	360.9
Goodwill	915.4	843.7
Identifiable intangible and other non-current assets	689.7	617.7
Total assets	$5,498.9	$5,992.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$53.6	$54.1
Accounts payable	1,541.1	2,602.7
Customer deposits	128.8	126.7
Accrued expenses and other current liabilities	385.8	378.9
Total current liabilities	2,109.3	3,162.4
Long-term debt	1,145.9	574.7
Non-current income tax liabilities, net	208.6	210.1
Other long-term liabilities	184.9	151.3
Total liabilities	3,648.7	4,098.5
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 63.2 and 65.2 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	0.6	0.7
Capital in excess of par value	218.2	274.7
Retained earnings	1,785.1	1,761.3
Accumulated other comprehensive loss	(157.5)	(146.3)
Total World Fuel shareholders' equity	1,846.4	1,890.4
Noncontrolling interest	3.7	3.5
Total equity	1,850.1	1,893.9
Total liabilities and equity	$5,498.9	$5,992.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended
	March 31,
	2020	2019
Revenue	$8,015.2	$8,678.8
Cost of revenue	7,756.4	8,427.7
Gross profit	258.7	251.1
Operating expenses:
Compensation and employee benefits	104.2	110.1
General and administrative	83.7	70.6
	187.9	180.7
Income from operations	70.8	70.4
Non-operating expenses, net:
Interest expense and other financing costs, net	(15.4)	(19.4)
Other income (expense), net	2.2	0.4
	(13.2)	(19.0)
Income (loss) before income taxes	57.6	51.3
Provision for income taxes	16.0	14.0
Net income (loss) including noncontrolling interest	41.6	37.3
Net income attributable to noncontrolling interest	0.2	0.1
Net income (loss) attributable to World Fuel	$41.4	$37.2

Basic earnings per common share	$0.64	$0.55

Basic weighted average common shares	64.9	67.1

Diluted earnings per common share	$0.63	$0.55

Diluted weighted average common shares	65.4	67.4

Comprehensive income:
Net income (loss) including noncontrolling interest	$41.6	$37.3
Other comprehensive income (loss):
Foreign currency translation adjustments	(33.0)	0.2
Cash flow hedges, net of income tax expense of $7.4 and income tax benefit of $4.1 for the three months ended March 31, 2020 and 2019, respectively	21.7	(11.9)
Other comprehensive income (loss)	(11.3)	(11.7)
Comprehensive income (loss) including noncontrolling interest	30.4	25.6
Comprehensive income (loss) attributable to noncontrolling interest	—	(0.8)
Comprehensive income (loss) attributable to World Fuel	$30.4	$26.3

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income including noncontrolling interest	$41.6	$37.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	21.8	22.3
Provision for bad debt	9.9	2.4
Share-based payment award compensation costs	(1.8)	4.2
Deferred income tax expense (benefit)	(11.7)	(4.5)
Foreign currency (gains) losses, net	(19.8)	3.4
Other	(40.9)	8.2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	900.4	11.2
Inventories	245.3	(83.4)
Prepaid expenses	20.7	8.7
Short-term derivative assets, net	(189.3)	164.2
Other current assets	17.7	27.3
Cash collateral with financial counterparties	(4.8)	(32.6)
Other non-current assets	(29.5)	27.3
Accounts payable	(1,057.5)	(10.9)
Customer deposits	4.8	(24.7)
Accrued expenses and other current liabilities	101.5	(103.2)
Non-current income tax, net and other long-term liabilities	1.2	(46.4)
Total adjustments	(32.1)	(26.5)
Net cash provided by (used in) operating activities	9.5	10.8
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(130.5)	—
Capital expenditures	(17.4)	(21.8)
Other investing activities, net	(1.1)	3.3
Net cash (used in) provided by investing activities	(149.0)	(18.5)
Cash flows from financing activities:
Borrowings of debt	1,732.0	1,542.0
Repayments of debt	(1,161.3)	(1,547.5)
Dividends paid on common stock	(6.5)	(4.0)
Repurchases of common stock	(55.6)	—
Other financing activities, net	(1.5)	(1.4)
Net cash provided by (used in) financing activities	507.0	(10.9)
Effect of exchange rate changes on cash and cash equivalents	(16.5)	0.9
Net increase (decrease) in cash and cash equivalents	351.0	(17.7)
Cash and cash equivalents, as of the beginning of the period	186.1	211.7
Cash and cash equivalents, as of the end of the period	$537.0	$194.0

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2020	2019
Net income attributable to World Fuel	$41.4	$37.2
Acquisition related charges	1.1	0.4
Restructuring related costs	1.7	1.8
Income tax impacts	(0.6)	(0.5)
Adjusted net income attributable to World Fuel	$43.6	$38.9

Diluted earnings per common share	$0.63	$0.55
Acquisition related charges	0.02	0.01
Restructuring related costs	0.03	0.03
Income tax impacts	(0.01)	(0.01)
Adjusted diluted earnings per common share	$0.67	$0.58

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2020	2019
Income from operations	$70.8	$70.4
Depreciation and amortization	21.8	22.3
Acquisition related charges	1.1	0.4
Restructuring related costs	1.7	1.8
Adjusted EBITDA(1)	$95.4	$94.8

(1)
The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and are not representative of our core business, including those associated with acquisition related charges and restructuring costs.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Revenue:	2020	2019
Aviation segment	$3,764.1	$4,252.7
Land segment	2,106.0	2,493.6
Marine segment	2,145.0	1,932.5
	$8,015.2	$8,678.8
Gross profit:
Aviation segment	$93.2	$114.3
Land segment	106.3	101.5
Marine segment	59.3	35.2
	$258.7	$251.1
Income from operations:
Aviation segment	$29.1	$55.6
Land segment	25.7	21.0
Marine segment	33.9	13.5
	88.6	90.1
Corporate overhead - unallocated	(17.8)	(19.7)
	$70.8	$70.4

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Volume (Gallons):	2020	2019
Aviation Segment	1,844.7	1,970.7
Land Segment (1)	1,381.0	1,345.8
Marine Segment (2)	1,291.1	1,372.4
Consolidated Total	4,516.8	4,688.8

(1)	Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our Kinect power business.

(2)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons was 4.9 for the three months ended March 31, 2020.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations